NEWS RELEASE

DRESS BARN, INC. REPORTS FISCAL SECOND QUARTER SALES AND EARNINGS

SUFFERN, NY – FEBRUARY 18, 2009 - Dress Barn, Inc. (NASDAQ - DBRN) today reported sales and earnings results for its fiscal second quarter ended January 24, 2009.

Fiscal Second Quarter Results

Net sales for the fiscal second quarter ended January 24, 2009 were $343.2 million, a decrease of 1% from $345.6 million for the fiscal second quarter ended January 26, 2008.  Comparable store sales for the quarter decreased 4%.

By division, net sales for dressbarn stores decreased 4% to $196.5 million compared to net sales of $204.1 million for the second quarter of fiscal 2008.  Comparable store sales decreased 6% for the quarter. Net sales for maurices stores increased 4% to $146.7 million, compared to net sales of $141.5 million for the second quarter of fiscal 2008.  Comparable sales decreased 2% for the quarter.

The Company had a net loss for the fiscal second quarter of $1.1 million, or $0.02 per diluted share. This compares to net earnings of $7.4 million, or $0.12 per diluted share for the second quarter of fiscal 2008.

Fiscal Six Months Results

Net sales for the first six months of fiscal 2009 were $719.6 million, an increase of 1% over $709.3 million for the first six months of fiscal 2008.  Comparable store sales for the six month period decreased 3%.

By division, net sales for dressbarn stores decreased 1% to $429.4 million, compared to $432.2 million for the first six months of fiscal 2008. dressbarn comparable store sales for the six month period decreased 3%. Net sales for maurices increased 5% to $290.2 million, compared to $277.1 million for the first six months of fiscal 2008.  maurices comparable store sales for the six month period decreased 2%.

Net earnings for the first six months of fiscal 2009 decreased to $19.4 million from $27.0 million for the first six months of fiscal 2008.  Earnings per diluted share were $0.31 versus $0.42 per diluted share for the first six months of fiscal 2008.

Commentary

David R. Jaffe, President and Chief Executive Officer commented, “During this challenging Holiday season, we believe that our strategy of using aggressive promotions helped to both drive customer traffic and clear out seasonal inventory. While this negatively impacted our merchandise margins, we are pleased with our transition into Spring and to note that our level of clearance inventory is now well below last year. Our merchandise assortments are clean and fresh, emphasizing our core strategy of delivering current fashion and value to our customers.

We have implemented a number of strategic initiatives to drive traffic, control costs and maximize the return on our capital expenditures. Our balance sheet remains strong with over $300 million in cash and marketable securities. We continue to aggressively manage our inventories in light of current sales trends and although we expect the Spring season to be challenging, we believe we are well positioned in this current economic environment to take market share.”

Fiscal July 2009 Reaffirms Guidance

The Company today reaffirmed its previously announced guidance for fiscal 2009 for expected full-year earnings per diluted share in the range of $0.70 to $0.85. This estimate is based upon various assumptions, including approximately 64 million fully diluted shares outstanding, a consolidated comparable store sales decrease in the mid-single digit range and lower than previously anticipated margin performance for the second half of the fiscal year.

Conference Call Information

The Company will conduct a conference call today, February 18, 2009 at 4:30 PM Eastern Time to review its second quarter financial results followed by a question and answer session.  Parties interested in participating in this call should dial in at (617) 213-8859 five minutes prior to the start time, the passcode is 55318576. The call will also be simultaneously broadcast at www.dressbarn.com.  A recording of the call will be available shortly after its conclusion and until March 18, 2009 by dialing (617) 801-6888, the passcode is 42791780.

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands.  As of January 24, 2009, the Company operated 834 dressbarn stores in 46 states and 697 maurices stores in 44 states. For more information, please visit www.dressbarn.com and www.maurices.com.

Forward-Looking Statements

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 26, 2008 and Form 10-Q for the quarter ended October 25, 2008.

CONTACT:	Dress Barn, Inc.
Investor Relations (845) 369-4600

Exhibit 99.1

Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations- Unaudited
Amounts in thousands, except per share amounts

	Thirteen Weeks Ended
	January 24, 2009		January 26, 2008

Net sales	$343,201	100.0%	$345,568	100.0%
Cost of sales, including
occupancy and buying costs	230,516	67.2%	223,832	64.8%
Gross profit	112,685	32.8%	121,736	35.2%
Selling, general and
administrative expenses	102,987	30.0%	101,465	29.4%
Depreciation and amortization	12,111	3.5%	11,761	3.4%
Operating (loss) income	(2,413)	-0.7%	8,510	2.5%

Interest income	1,422	0.4%	2,181	0.6%
Interest expense	(1,186)	-0.3%	(1,202)	-0.3%
Other income	452	0.1%	454	0.1%
(Loss) earnings before income taxes	(1,725)	-0.5%	9,943	2.9%
Income taxes	(657)	-0.2%	2,529	0.7%
Net (loss) earnings	$(1,068)	-0.3%	$7,414	2.1%

(Loss) earnings per share:
Basic	$(0.02)		$0.12
Diluted	$(0.02)		$0.12

Weighted average shares outstanding:
Basic	59,880		60,009
Diluted	59,880		63,252

Exhibit 99.1

Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Statements of Earnings- Unaudited
Amounts in thousands, except per share amounts

	Twenty-Six Weeks Ended
	January 24, 2009		January 26, 2008

Net sales	$719,599	100.0%	$709,292	100.0%
Cost of sales, including
occupancy and buying costs	459,714	63.9%	448,047	63.2%
Gross profit	259,885	36.1%	261,245	36.8%
Selling, general and
administrative expenses	205,675	28.6%	198,200	27.9%
Depreciation and amortization	24,315	3.4%	23,342	3.3%
Operating income	29,895	4.2%	39,703	5.6%

Interest income	3,424	0.5%	3,722	0.5%
Interest expense	(2,412)	-0.3%	(2,417)	-0.3%
Other income	905	0.1%	832	0.1%
Earnings before income taxes	31,812	4.4%	41,840	5.9%
Income taxes	12,396	1.7%	14,803	2.1%
Net earnings	$19,416	2.7%	$27,037	3.8%

Earnings per share:
Basic	$0.32		$0.45
Diluted	$0.31		$0.42

Weighted average shares outstanding:
Basic	60,117		60,074
Diluted	62,430		64,741

Exhibit 99.1

Dress Barn, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets- Unaudited
Amounts in thousands

	January 24, 2009	January 26, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$164,548	$44,879
Investment securities	96,230	180,095
Merchandise inventories	159,199	161,302
Deferred income tax asset	9,030	9,739
Prepaid expenses and other	28,014	20,450
Total Current Assets	457,021	416,465

Property, Plant and Equipment	540,873	500,421
Less accumulated depreciation and amortization	270,650	242,773
Property, Plant and Equipment, net	270,223	257,648

Deferred Income Tax	-	1,507
Intangible Assets, net	107,340	108,339
Goodwill	131,318	130,656
Investment Securities	42,033	-
Other Assets	18,779	22,806
TOTAL ASSETS	$1,026,714	$937,421

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable – trade	$102,784	$91,155
Accrued salaries, wages and related expenses	28,136	24,400
Other accrued expenses	43,119	42,547
Customer credits	18,564	20,399
Current portion of long-term debt	1,312	1,244
Total Current Liabilities	193,915	179,745

Long-Term Debt	141,756	142,910
Deferred Rent and Lease Incentives	63,977	56,800
Deferred Compensation and Other Long Term Liabilities	42,177	49,939
Deferred Income Tax Liability	14,786	-
Total Liabilities	456,611	429,394
Shareholders' Equity	570,103	508,027
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,026,714	$937,421